UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 21, 2018 (November 15, 2018)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 15, 2018, Laureate Education, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wengen Alberta, Limited Partnership (the “Selling Stockholder”) and Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and BMO Capital Markets Corp., as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of 12,250,000 shares of the Company’s Class A common stock, par value $0.004 per share (“Class A common stock”), pursuant to a shelf registration statement on Form S-3ASR (File No. 333-224405) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 23, 2018, a preliminary prospectus supplement dated November 13, 2018 and filed by the Company with the Commission on November 13, 2018, and a related final prospectus supplement dated November 15, 2018 and filed by the Company with the Commission on November 16, 2018 (the “Final Prospectus Supplement”). Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase such shares of Class A common stock from the Selling Stockholder at a price to the public of $14.00 per share and were granted a 30-day option to purchase up to an additional 1,837,500 shares of Class A common stock from the Selling Stockholder.

On November 16, 2018, the Underwriters exercised in full their 30-day option to purchase an additional 1,837,500 shares of Class A common stock from the Selling Stockholder.

On November 20, 2018, the offering of 14,087,500 shares of Class A common stock (including the additional 1,837,500 shares of Class A common stock pursuant to the exercise of the Underwriters’ 30-day option) settled. The Selling Stockholder received all of the net proceeds from this offering. No shares of Class A common stock were sold by the Company.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholder and also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriters against certain liabilities.

The Selling Stockholder and the Underwriters have various material relationships with the Company. For further information concerning material relationships between the Company and such entities and their affiliates, see the section entitled “Underwriting (Conflicts of Interest)” in the Final Prospectus Supplement and the section entitled “Certain Relationships and Related Transactions, and Director Independence” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 13, 2018, which is incorporated by reference into the Final Prospectus Supplement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 15, 2018, by and among Laureate Education, Inc., the selling stockholder named therein and the underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Thomas J. Plotz
Name:	Thomas J. Plotz
Title:	Vice President, Assistant General Counsel

Date: November 21, 2018

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